Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser-Pearlman (954) 769-7342 keyserk1@autonation.com
AutoNation Reports All-Time Record Quarterly EPS
from Continuing Operations

•	Adjusted EPS from continuing operations for the second quarter of 2012 was an all-time record(1) $0.66, up 35% compared to second quarter 2011 EPS from continuing operations of $0.49

•	On a GAAP basis, second quarter 2012 EPS from continuing operations was $0.64

•	Demonstrated improved operating leverage of 69.8% (selling, general and administrative expenses as a percentage of gross profit), a 180 basis point improvement compared to the second quarter of 2011

•
Total revenue of $3.9 billion, up 17% compared to the year-ago period; revenue for all major business sectors - new vehicles, used vehicles, parts and service, and finance and insurance - improved compared to the second quarter of 2011

FORT LAUDERDALE, Fla., (July 19, 2012) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2012 second quarter adjusted net income from continuing operations of $82 million, or $0.66 per share, compared to net income from continuing operations of $73 million, or $0.49 per share, for the same period in the prior year, a 35% improvement on a per-share basis. On a GAAP basis, second quarter 2012 net income from continuing operations was $79 million, or $0.64 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
2012 second quarter revenue totaled $3.9 billion, compared to $3.3 billion in the year-ago period, an increase of 17%, driven primarily by stronger retail new vehicle unit sales. AutoNation’s retail new vehicle unit sales increased 29%. Based on CNW Research data, total U.S. industry retail new vehicle unit sales increased 15%.
Mike Jackson, Chairman and Chief Executive Officer, said, “We delivered solid double-digit growth in operating income in the second quarter, driven by improved gross profit in our new vehicle, parts and service, and finance and insurance business sectors, as well as significantly improved operating leverage. We are very pleased with our strong year-over-year growth in these areas of our business.”
Commenting on the automotive retail environment, Mr. Jackson added, “We continued to see a strong new vehicle selling environment in the second quarter, supported by genuine replacement demand, a healthy credit environment, and accelerated product offerings. We are expecting industry new vehicle sales to reach mid-14 million units in 2012.”
During the second quarter of 2012, AutoNation repurchased 3.7 million shares of common stock for an aggregate purchase price of $126.2 million. As of June 30, 2012, there were 121 million shares outstanding. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $250 million of AutoNation common stock. With the increased authorization, AutoNation has approximately $368 million remaining Board authorization for share repurchase.

AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import(2) segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai and Nissan; and the Premium Luxury(2) segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, Audi and Lexus. Segment results for the second quarter of 2012 were as follows:

•	Domestic – Domestic segment income(3) was $54 million compared to year-ago segment income of $46 million. Second quarter Domestic retail new vehicle unit sales increased 17%.

•
Import – Import segment income(3) was $67 million compared to year-ago segment income of $63 million. Second quarter Import retail new vehicle unit sales increased 44% as sales normalized from the tsunami effects from the prior year.

•	Premium Luxury – Premium Luxury segment income(3) was $68 million compared to year-ago segment income of $60 million. Second quarter Premium Luxury retail new vehicle unit sales increased 16%.
For the six-month period ended June 30, 2012, the Company reported adjusted net income from continuing operations of $155 million, or $1.21 per share, compared to net income from continuing operations of $144 million, or $0.95 per share for the same period in the prior year, an improvement of 27% on a per-share basis. On a GAAP basis, net income from continuing operations for the six-month period ended June 30, 2012 was $153 million, or $1.19 per share. The Company’s revenue for the six-month period ended June 30, 2012, totaled $7.6 billion, up 14% compared to $6.6 billion for the same period in the prior year.
The second quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on our website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 19, 2012, through July 30, 2012 by calling (800) 337-6538 (password: 75300).

(1)	As compared to adjusted EPS from continuing operations in prior periods.

(2)
As of March 31, 2012, we revised the basis of segmentation for our Import and Premium Luxury segments to reclassify our Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation.

(3)	Segment income is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership.  We deliver a superior automotive retail experience through our customer-focused sales and service processes.   Owning and operating 260 new vehicle franchises, which sell 32 brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer.  As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.  AutoNation is driven to be the best-run, most profitable automotive retailer. Follow us at www.facebook.com/autonation and www.twitter.com/autonation.
For additional information about AutoNation, please visit http://investors.autonation.com or www.autonation.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings;

regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables may contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
New vehicle	$2,196.1	$1,746.6	$4,190.4	$3,531.7
Used vehicle	947.4	887.3	1,866.2	1,718.7
Parts and service	602.5	572.0	1,202.4	1,142.0
Finance and insurance, net	145.1	117.0	275.3	227.7
Other	13.4	13.4	27.2	27.3
Total revenue	3,904.5	3,336.3	7,561.5	6,647.4
Cost of sales:
New vehicle	2,050.6	1,609.9	3,910.9	3,269.7
Used vehicle	870.3	808.7	1,708.0	1,562.0
Parts and service	349.1	326.8	698.8	652.3
Other	6.5	7.5	12.8	13.8
Total cost of sales	3,276.5	2,752.9	6,330.5	5,497.8
Gross profit	628.0	583.4	1,231.0	1,149.6
Selling, general and administrative expenses	438.6	417.6	871.5	825.3
Depreciation and amortization	20.8	21.1	42.0	41.8
Franchise rights impairment	4.2	—	4.2	—
Other expenses (income), net	0.2	0.3	0.4	(1.9)
Operating income	164.2	144.4	312.9	284.4
Non-operating income (expense) items:
Floorplan interest expense	(10.8)	(10.9)	(21.5)	(22.1)
Other interest expense	(22.5)	(15.9)	(43.0)	(32.2)
Interest income	0.1	0.3	0.2	0.6
Other income (loss), net	(1.4)	0.5	0.6	2.2
Income from continuing operations before income taxes	129.6	118.4	249.2	232.9
Income tax provision	50.6	45.1	96.7	89.3
Net income from continuing operations	79.0	73.3	152.5	143.6
Loss from discontinued operations, net of income taxes	(0.4)	(1.4)	(0.9)	(2.3)
Net income	$78.6	$71.9	$151.6	$141.3
Diluted earnings (loss) per share*:
Continuing operations	$0.64	$0.49	$1.19	$0.95
Discontinued operations	$—	$(0.01)	$(0.01)	$(0.02)
Net income	$0.64	$0.48	$1.18	$0.94
Weighted average common shares outstanding	123.7	150.0	128.0	150.9
Common shares outstanding, net of treasury stock, at June 30	120.6	145.7	120.6	145.7

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$2,196.1	$1,746.6	$449.5	25.7	$4,190.4	$3,531.7	$658.7	18.7
Retail used vehicle	829.5	786.0	43.5	5.5	1,630.6	1,513.4	117.2	7.7
Wholesale	117.9	101.3	16.6	16.4	235.6	205.3	30.3	14.8
Used vehicle	947.4	887.3	60.1	6.8	1,866.2	1,718.7	147.5	8.6
Parts and service	602.5	572.0	30.5	5.3	1,202.4	1,142.0	60.4	5.3
Finance and insurance, net	145.1	117.0	28.1	24.0	275.3	227.7	47.6	20.9
Other	13.4	13.4	—		27.2	27.3	(0.1)
Total revenue	$3,904.5	$3,336.3	$568.2	17.0	$7,561.5	$6,647.4	$914.1	13.8
Gross profit:
New vehicle	$145.5	$136.7	$8.8	6.4	$279.5	$262.0	$17.5	6.7
Retail used vehicle	75.1	77.1	(2.0)	(2.6)	153.6	150.9	2.7	1.8
Wholesale	2.0	1.5	0.5		4.6	5.8	(1.2)
Used vehicle	77.1	78.6	(1.5)	(1.9)	158.2	156.7	1.5	1.0
Parts and service	253.4	245.2	8.2	3.3	503.6	489.7	13.9	2.8
Finance and insurance	145.1	117.0	28.1	24.0	275.3	227.7	47.6	20.9
Other	6.9	5.9	1.0		14.4	13.5	0.9
Total gross profit	628.0	583.4	44.6	7.6	1,231.0	1,149.6	81.4	7.1
Selling, general and administrative expenses	438.6	417.6	(21.0)	(5.0)	871.5	825.3	(46.2)	(5.6)
Depreciation and amortization	20.8	21.1	0.3		42.0	41.8	(0.2)
Franchise rights impairment	4.2	—	(4.2)		4.2	—	(4.2)
Other expenses (income), net	0.2	0.3	0.1		0.4	(1.9)	(2.3)
Operating income	164.2	144.4	19.8	13.7	312.9	284.4	28.5	10.0
Non-operating income (expense) items:
Floorplan interest expense	(10.8)	(10.9)	0.1		(21.5)	(22.1)	0.6
Other interest expense	(22.5)	(15.9)	(6.6)		(43.0)	(32.2)	(10.8)
Interest income	0.1	0.3	(0.2)		0.2	0.6	(0.4)
Other income, net	(1.4)	0.5	(1.9)		0.6	2.2	(1.6)
Income from continuing operations before income taxes	$129.6	$118.4	$11.2	9.5	$249.2	$232.9	$16.3	7.0
Retail vehicle unit sales:
New	66,987	51,824	15,163	29.3	128,503	107,534	20,969	19.5
Used	46,236	42,833	3,403	7.9	92,352	84,922	7,430	8.7
	113,223	94,657	18,566	19.6	220,855	192,456	28,399	14.8
Revenue per vehicle retailed:
New	$32,784	$33,703	$(919)	(2.7)	$32,609	$32,843	$(234)	(0.7)
Used	$17,941	$18,350	$(409)	(2.2)	$17,656	$17,821	$(165)	(0.9)
Gross profit per vehicle retailed:
New	$2,172	$2,638	$(466)	(17.7)	$2,175	$2,436	$(261)	(10.7)
Used	$1,624	$1,800	$(176)	(9.8)	$1,663	$1,777	$(114)	(6.4)
Finance and insurance	$1,282	$1,236	$46	3.7	$1,247	$1,183	$64	5.4

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	56.2	52.4	55.4	53.1
Used vehicle	24.3	26.6	24.7	25.9
Parts and service	15.4	17.1	15.9	17.2
Finance and insurance, net	3.7	3.5	3.6	3.4
Other	0.4	0.4	0.4	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	23.2	23.4	22.7	22.8
Used vehicle	12.3	13.5	12.9	13.6
Parts and service	40.4	42.0	40.9	42.6
Finance and insurance	23.1	20.1	22.4	19.8
Other	1.0	1.0	1.1	1.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.6	7.8	6.7	7.4
Used vehicle - retail	9.1	9.8	9.4	10.0
Parts and service	42.1	42.9	41.9	42.9
Total	16.1	17.5	16.3	17.3
Selling, general and administrative expenses	11.2	12.5	11.5	12.4
Operating income	4.2	4.3	4.1	4.3
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	69.8	71.6	70.8	71.8
Operating income	26.1	24.8	25.4	24.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
Domestic	$1,295.1	$1,145.0	$150.1	13.1	$2,524.2	$2,241.1	$283.1	12.6
Import	1,475.8	1,165.9	309.9	26.6	2,842.4	2,423.4	419.0	17.3
Premium luxury	1,093.4	989.2	104.2	10.5	2,115.6	1,907.2	208.4	10.9
Total segment revenue	3,864.3	3,300.1	564.2	17.1	7,482.2	6,571.7	910.5	13.9
Corporate and other	40.2	36.2	4.0	11.0	79.3	75.7	3.6	4.8
Total consolidated revenue	$3,904.5	$3,336.3	$568.2	17.0	$7,561.5	$6,647.4	$914.1	13.8

*Segment income
Domestic	$53.6	$46.4	$7.2	15.5	$103.3	$89.1	$14.2	15.9
Import	67.2	62.5	4.7	7.5	129.1	117.4	11.7	10.0
Premium luxury	68.3	59.8	8.5	14.2	127.1	117.4	9.7	8.3
Total segment income	189.1	168.7	20.4	12.1	359.5	323.9	35.6	11.0
Corporate and other	(35.7)	(35.2)	(0.5)		(68.1)	(61.6)	(6.5)
Add: Floorplan interest expense	10.8	10.9	(0.1)		21.5	22.1	(0.6)
Operating income	$164.2	$144.4	$19.8	13.7	$312.9	$284.4	$28.5	10.0

* Segment income is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	21,993	18,751	3,242	17.3	42,506	36,487	6,019	16.5
Import	33,715	23,366	10,349	44.3	64,753	52,596	12,157	23.1
Premium luxury	11,279	9,707	1,572	16.2	21,244	18,451	2,793	15.1
	66,987	51,824	15,163	29.3	128,503	107,534	20,969	19.5

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Domestic:
Ford, Lincoln	17.6	19.8	17.9	18.4
Chevrolet, Buick, Cadillac, GMC	11.4	12.9	11.4	12.5
Chrysler, Jeep, Dodge	3.8	3.5	3.8	3.0
Domestic total	32.8	36.2	33.1	33.9
Import:
Honda	12.2	11.4	11.6	12.2
Toyota	21.2	16.6	20.6	18.2
Nissan	10.2	9.9	11.4	11.4
Other imports(1)	6.8	7.2	6.8	7.1
Import total	50.4	45.1	50.4	48.9
Premium Luxury:
Mercedes-Benz	7.3	8.3	7.5	7.5
BMW	4.5	5.3	4.2	4.7
Lexus	2.0	1.6	2.0	1.8
Other premium luxury (Audi, Land Rover, Porsche)(1)	3.0	3.5	2.8	3.2
Premium Luxury total	16.8	18.7	16.5	17.2
	100.0	100.0	100.0	100.0
 (1) As of March 31, 2012, we revised the basis of segmentation for our Import and Premium Luxury segments to reclassify our Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation. We have five Audi franchises for which we reclassified revenue of $47.6 million and segment income of $3.2 million during the three months ended June 30, 2011, and revenue of $87.3 million and segment income of $5.7 million during the six months ended June 30, 2011.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Capital expenditures (1)	$47.9	$38.9	$77.0	$63.6
Acquisitions	$—	$—	$—	$64.2
Proceeds from exercises of stock options	$1.4	$8.0	$1.7	$39.9
Stock repurchases:
Aggregate purchase price	$126.2	$110.9	$531.6	$169.7
Shares repurchased (in millions)	3.7	3.4	15.4	5.1

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Variance	2012	2011	Variance
Floorplan assistance earned (included in cost of sales)	$18.5	$13.7	$4.8	$35.7	$29.0	$6.7
Floorplan interest expense (new vehicles)	(10.3)	(10.3)	—	(20.7)	(20.8)	0.1
Net new vehicle inventory carrying benefit	$8.2	$3.4	$4.8	$15.0	$8.2	$6.8

Balance Sheet and Other Highlights	June 30, 2012	December 31, 2011	June 30, 2011
Cash and cash equivalents	$62.1	$86.6	$81.8
Inventory	$2,077.7	$1,809.2	$1,780.0
Total floorplan notes payable	$2,122.0	$1,898.8	$1,673.0
Non-vehicle debt	$2,028.5	$1,647.0	$1,445.0
Equity	$1,528.2	$1,894.6	$2,116.1

New days supply (industry standard of selling days, including fleet)	60 days	50 days	59 days
Used days supply (trailing calendar month days) (2)	31 days	31 days	36 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		3.05	x
Covenant	less than	3.75	x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		57.6%
Covenant	less than	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.

(2) As of December 31, 2011, we have revised our method of calculating used vehicle days supply from a dollar day supply to a unit day supply (including wholesale units). We have revised prior periods to conform to our revised method of calculation.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2012	2011	2012	2011
As reported	$78.6	$71.9	$0.64	$0.48
Discontinued operations, net of income taxes	0.4	1.4	$—	$0.01
From continuing operations, as reported	$79.0	$73.3	$0.64	$0.49
Franchise rights impairment	2.6	—	$0.02	$—
Adjusted	$81.6	$73.3	$0.66	$0.49

	Six Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2012	2011	2012	2011
As reported	$151.6	$141.3	$1.18	$0.94
Discontinued operations, net of income taxes	0.9	2.3	$0.01	$0.02
From continuing operations, as reported	152.5	143.6	$1.19	$0.95
Franchise rights impairment	2.6	—	$0.02	$—
Adjusted	$155.1	$143.6	$1.21	$0.95

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$2,193.0	$1,746.6	$446.4	25.6	$4,151.4	$3,531.7	$619.7	17.5
Retail used vehicle	827.2	786.0	41.2	5.2	1,616.4	1,513.4	103.0	6.8
Wholesale	116.6	101.3	15.3	15.1	227.5	205.3	22.2	10.8
Used vehicle	943.8	887.3	56.5	6.4	1,843.9	1,718.7	125.2	7.3
Parts and service	601.1	572.0	29.1	5.1	1,194.1	1,142.0	52.1	4.6
Finance and insurance, net	144.8	117.0	27.8	23.8	273.2	227.7	45.5	20.0
Other	13.3	13.4	(0.1)		27.0	27.3	(0.3)
Total revenue	$3,896.0	$3,336.3	$559.7	16.8	$7,489.6	$6,647.4	$842.2	12.7

Gross profit:
New vehicle	$145.2	$136.7	$8.5	6.2	$276.9	$262.0	$14.9	5.7
Retail used vehicle	75.0	77.1	(2.1)	(2.7)	152.2	150.9	1.3	0.9
Wholesale	2.0	1.5	0.5		4.6	5.8	(1.2)
Used vehicle	77.0	78.6	(1.6)	(2.0)	156.8	156.7	0.1	0.1
Parts and service	252.8	245.2	7.6	3.1	499.9	489.7	10.2	2.1
Finance and insurance	144.8	117.0	27.8	23.8	273.2	227.7	45.5	20.0
Other	6.8	5.9	0.9		14.3	13.5	0.8
Total gross profit	$626.6	$583.4	$43.2	7.4	$1,221.1	$1,149.6	$71.5	6.2

Retail vehicle unit sales:
New	66,828	51,824	15,004	29.0	127,155	107,534	19,621	18.2
Used	46,029	42,833	3,196	7.5	91,524	84,922	6,602	7.8
	112,857	94,657	18,200	19.2	218,679	192,456	26,223	13.6

Revenue per vehicle retailed:
New	$32,816	$33,703	$(887)	(2.6)	$32,648	$32,843	$(195)	(0.6)
Used	$17,971	$18,350	$(379)	(2.1)	$17,661	$17,821	$(160)	(0.9)

Gross profit per vehicle retailed:
New	$2,173	$2,638	$(465)	(17.6)	$2,178	$2,436	$(258)	(10.6)
Used	$1,629	$1,800	$(171)	(9.5)	$1,663	$1,777	$(114)	(6.4)
Finance and insurance	$1,283	$1,236	$47	3.8	$1,249	$1,183	$66	5.6

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	56.3	52.4	55.4	53.1
Used vehicle	24.2	26.6	24.6	25.9
Parts and service	15.4	17.1	15.9	17.2
Finance and insurance, net	3.7	3.5	3.6	3.4
Other	0.4	0.4	0.5	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	23.2	23.4	22.7	22.8
Used vehicle	12.3	13.5	12.8	13.6
Parts and service	40.3	42.0	40.9	42.6
Finance and insurance	23.1	20.1	22.4	19.8
Other	1.1	1.0	1.2	1.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.6	7.8	6.7	7.4
Used vehicle - retail	9.1	9.8	9.4	10.0
Parts and service	42.1	42.9	41.9	42.9
Total	16.1	17.5	16.3	17.3